Exhibit 99.2

ITEM 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

(selected sections)

RESULTS OF OPERATIONS FOR FISCAL YEARS 2008, 2007, AND 2006

Summary of Results for Fiscal Years 2008, 2007, and 2006

(In millions, except percentages and per share amounts)	2008	2007	2006	Percentage Change 2008 versus 2007		Percentage Change 2007 versus 2006
Revenue	$60,420	$51,122	$44,282	18%		15%
Operating income	$22,271	$18,438	$16,380	21%		13%
Diluted earnings per share	$1.87	$1.42	$1.20	32%		18%

Corporate-Level Activity
(In millions, except percentages)	2008	2007	2006	Percentage Change 2008 versus 2007		Percentage Change 2007 versus 2006
Corporate-level activity	$(6,925)	$(4,863)	$(4,896)	(42)%		1%

Operating Expenses - Sales and Marketing
(In millions, except percentages)	2008	2007	2006	Percentage Change 2008 versus 2007		Percentage Change 2007 versus 2006
Sales and marketing	$13,260	$11,541	$9,910	15%		16%
As a percent of revenue	22%	23%	22%	(1	) ppt	1	ppt

Other Income, Net
(In millions, except percentages)	2008	2007	2006	Percentage Change 2008 versus 2007		Percentage Change 2007 versus 2006
Dividends and interest	$888	$1,319	$1,510	(33)%		(13)%
Net recognized gains on investments	346	650	161	(47)%		304%
Net gains (losses) on derivatives	226	(358)	(99)	*		262%
Net gains on foreign currency remeasurements	226	56	77	304%		(27)%
Other	(143)	(4)	233	*		*

Other income, net	$1,543	$1,663	$1,882	(7)%		(12)%

*	Not meaningful